Exhibit 99.3

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Completes the Acquisition of Village of Martinsville Located in Martinsville, Virginia

Center is anchored by national grocer, Kroger, and includes a free-standing fuel station.

The acquisition is part of the previously disclosed pipeline, and is the 21st acquisition year-to-date for the Company.

Virginia Beach, VA –December_, 2016 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers, today reported that the Company has closed on the acquisition of Village of Martinsville, a grocery-anchored shopping center previously announced as an acquisition target.

The Village of Martinsville, located in Martinsville, Henry County, Virginia (the “Property” or “Center”), is a single-story, grocery- anchored shopping center containing 297,950 of rentable square feet. The Property is 97% occupied and anchored by five prominent retailers including a recently renovated Kroger grocery store and freestanding fuel station comprised of 55,969 square feet and 4,080 square feet respectively; Belk (85,000 square feet); Marshalls (24,100 square feet); Office Max (23,523 square feet); and Dunham’s Sports (43,872 square feet). The Center was originally built in 1989 as a regional mall and underwent a full renovation into an open air center in 2012.

Total acquisition value of the Property was $23.53 million, or $78.98 per leasable square foot, which the Company financed using a combination of cash and the Company’s Key Bank credit facility with an interest rate of 30 day LIBOR plus 250 basis points. The cap rate on Village of Martinsville was 8.25%, and the loan-to-value was 65%.

Jon S. Wheeler, Chairman and Chief Executive Officer of Wheeler, stated, “We have made great progress towards closing on the acquisition targets previously disclosed, and are quickly approaching the goal line of completing the acquisition of the last two announced targets by year end. I am pleased to be adding Village of Martinsville to the portfolio as it represents our business strategy of acquiring necessity-based retail in the secondary and tertiary markets. The Center will be efficiently operated out of our Virginia Beach, Virginia headquarters as we maintain our scalable and manageable platform.”

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements.  The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the future generation of financial returns from the acquisition of ‘necessity based’ retail focused properties; (ii) completing the acquisition of two announced targets by year end; (iii) the Company’s ability to maintain a scalable and manageable platform; and (iv) the Company’s anticipated ability to produce returns and growth for the Company and its shareholders are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:
Wheeler Real Estate Investment Trust, Inc.
Wilkes Graham
Chief Financial Officer
(757) 627-9088
wilkes@whlr.us

Laura Nguyen
Director of Capital Markets
(757) 627-9088
lnguyen@whlr.us

Robin Hanisch
Corporate Secretary
(757) 627-9088
robin@whlr.us